EXHIBIT 10.2
                                                                    ------------



                            STOCK PURCHASE AGREEMENT
                              DATED APRIL 21, 2003
                                     BETWEEN

                            BLUEBIRD FINANCE LIMITED

                                       AND

                             SIGNATURE EYEWEAR, INC.

                        RELATING TO THE PURCHASE AND SALE

                                       OF

                     SERIES A 2% CONVERTIBLE PREFERRED STOCK

                                       OF

                             SIGNATURE EYEWEAR, INC.




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                                    CONTENTS

CLAUSE                                                                      PAGE


1.       Definitions..........................................................1
2.       Purchase and Sale....................................................4
3.       Representations and Warranties of the Corporation....................5
4.       Representations and Warranties of Buyer..............................9
5.       Covenants of the Corporation........................................10
6.       Covenants of Buyer and the Corporation..............................13
7.       Survival; Indemnification...........................................14
8.       Miscellaneous.......................................................15

Signatories..................................................................18

EXHIBITS

A.       Certificate of Determination........................................19
B.       Registration Rights.................................................33
C.       Legal Opinion of special counsel to the Corporation.................41

SCHEDULES

3.4      Non-Contravention...................................................47
3.5      Capitalization......................................................48
3.9      Material Adverse Change.............................................49
3.10     Litigation..........................................................50
3.12     Subsidiaries........................................................51
3.14     Compliance with Laws................................................52
3.14     Taxes...............................................................53
3.15     Trademarks..........................................................54

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                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") dated as of April 21, 2003

BETWEEN

(1) SIGNATURE EYEWEAR, INC., a California corporation (the "CORPORATION"), and
(2) BLUEBIRD FINANCE LIMITED, a British Virgin Island corporation ("BUYER").

WHEREAS, the Corporation desires to sell the Preferred Shares (as defined herein) to Buyer, and Buyer desires to purchase the Preferred Shares from the Corporation, upon the terms hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   DEFINITIONS

1.1  DEFINITIONS

     (a) The following terms, as used herein, have the following meanings:

     10-DAY MARKET PRICE means the average of the daily Market Prices of the Common Stock for the 10 consecutive trading days ending the day prior to the date for which such value is to be computed.

     AFFILIATE means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

     BENEFICIAL OWNER has the meaning set forth in Rule 13d-3 under the Exchange Act, and derivative terms such as "beneficially own" shall be given corresponding meanings.

     BOARD OF DIRECTORS means the Board of Directors of the Corporation.

     BUSINESS DAY means any day except Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in Los Angeles, California generally are authorized or required by law or other governmental actions to close.

     CERTIFICATE OF DETERMINATION means the certificate of determination executed on or before the date of this Agreement substantially in the form attached as Exhibit A.

     CHANGE OF CONTROL means the occurrence of any of the following events: (i) any Person or COC Group (with the exception of the Buyer or any of its affiliates) is or becomes the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the Corporation; or (ii) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or

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     substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Securities of the Corporation are converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Securities of the Corporation are converted into or exchanged for Voting Securities of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (B) immediately after such transaction no Person or COC Group is the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the surviving or transferee corporation, as applicable; or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     CLOSING DATE means the date of the Closing.

     COC GROUP means a group within the meaning of Section 13(d)(3) of the Exchange Act.

     COMMISSION means the Securities and Exchange Commission.

     COMMON EQUITY means shares of Common Stock, and Convertible Securities (including the Series A Preferred Stock).

     COMMON STOCK means the Corporation's common stock, par value $0.001 per share.

     CONVERSION SHARES means the shares of Common Stock issued upon conversion of the Series A Preferred Stock.

     CONVERTIBLE SECURITIES means any securities convertible into or exchangeable or exercisable for Common Stock.

     CONVERTIBLE VOTING SECURITIES means securities convertible into or exchangeable or exercisable for Voting Securities.

     CREDIT FACILITY AGREEMENT means the agreement to be executed by the Buyer and the Corporation on the same date as this Agreement.

     DECEMBER FINANCIAL STATEMENTS means the draft unaudited consolidated financial statements of the Corporation for the period ended December 31, 2002.

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     FINANCE DOCUMENTATION means the Credit Facility Agreement, the Security Agreement, the Subordination Agreement.

     GAAP means the U.S. generally accepted accounting principles.

     GROUP means the Corporation and its Subsidiaries.

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     LIEN means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

     MARKET PRICE means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; provided that, in connection with (i) or
     (ii), the Corporation may from time to time specify in advance the time at which the trade price or bid and ask prices, respectively, shall be determined for purposes of a particular calculation under this Agreement. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

     MATERIAL ADVERSE EFFECT means a material adverse effect on:

     (a) the business or financial condition of any member of the Group or the Group as a whole;

     (b) the ability of the Corporation to perform its obligations under this Agreement or any of the Finance Documentation;

     (c) the validity or enforceability of this Agreement or any of the Finance Documentation; or

     (d) any right or remedy of the Buyer under this Agreement or any of the Finance Documentation.

     OCTOBER FINANCIAL STATEMENTS means the draft consolidated financial statements of the Corporation for the year ended October 31, 2002.

     PERSON means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     PREFERRED SHARES means 1,200,000 shares of Series A Preferred Stock issued on the Closing Date.

     PREFERRED STOCK has the meaning set out in Section 3.5(a).

     RESTRICTED SECURITIES means (i) Common Equity and (ii) any other Voting Securities or Convertible Voting Securities.

     SEC REPORTS means all forms, reports and documents that the Corporation is required to file with the Commission.

     SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     SECURITY AGREEMENT means the security agreement to be executed by the Corporation and Buyer on the same date as this Agreement.

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     SERIES A PREFERRED STOCK means the Series A 2% Convertible Preferred Stock of the Corporation having the rights, preferences and restrictions as set forth in the Certificate of Determination.

     SUBORDINATION AGREEMENT means the subordination agreement to be executed between the Buyer, the Corporation and Home Loan and Investment Company on the same date as this Agreement.

     SUBSIDIARY means, with respect to any Person, any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by such Person.

     VOTING SECURITIES means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation other than the Series A Preferred Stock, provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     (b)  The following definitional provisions shall apply to this Agreement:

          (i) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (iii) The terms "Dollars" and "$" shall mean United States Dollars.

          (iv) References herein to a specific Section, Subsection or paragraph shall refer, respectively, to Sections, Subsections or paragraph of this Agreement, unless the express context otherwise requires.

          (v) Wherever the word "include," "includes," or "including" is used this Agreement, it shall be deemed to be followed by the words "without limitation".

2. PURCHASE AND SALE

2.1 PURCHASE AND SALE

Upon the terms of this Agreement, the Corporation agrees to sell to Buyer, and Buyer agrees to purchase from the Corporation, 1,200,000 Preferred Shares at the Closing. The purchase price (the PURCHASE PRICE) for the Preferred Shares is $800,000 in cash. The Purchase Price shall be paid as provided in Section 2.2.

2.2 CLOSING.

The closing (the CLOSING) of the purchase and sale of the 1,200,000 Preferred Shares hereunder shall take place at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 1900 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067, immediately upon execution of this Agreement and the Finance Documentation. At the Closing:

     (a)  The Corporation shall deliver to Buyer:

          (i)  certificates for the Preferred Shares;

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          (ii) confirmation that the Certificate of Determination has been filed in accordance with the laws of California;

          (iii) certified copies of the Articles of Incorporation and bylaws of the Corporation;

          (iv) a copy of the resolutions adopted by the Board of Directors, certified by the Secretary of the Corporation, authorizing this Agreement and issuance of the Preferred Shares and the Conversion Shares; and

          (v) an opinion reasonably acceptable to Buyer from Jeffer, Mangels, Butter & Marmaro, LLP, special counsel to the Corporation, in the form of the attached Exhibit C.

     (b) Buyer shall deliver to the Corporation the Purchase Price in immediately available funds by wire transfer to the account of the Corporation notified to Buyer.

2.3 CERTIFICATES.

     (a) Each certificate for Preferred Shares or Restricted Securities issued to Buyer shall bear the following legend:

          "The securities represented hereby have not been registered under Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance such Act and other applicable laws."

     (b) The Corporation agrees that, at the request of Buyer, it will remove from the certificates representing any Preferred Shares or Restricted Securities the legend contemplated by subsection (a) regarding the restriction under the Securities Act in the event that outside counsel for Buyer delivers to the Corporation a written opinion that the transfer of such Restricted Securities is no longer restricted by the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to Buyer as of the date hereof (and if different, as at the Closing Date) that: 3.1 CORPORATE EXISTENCE AND POWER.

The Corporation is a corporation duly incorporated, validly existing under the laws of the State of California, and the Corporation and each of its Subsidiaries has the powers required to own its assets and to carry on its business as now conducted.

3.2 CORPORATE AUTHORIZATION.

     (a) The execution, delivery and performance of this Agreement by the Corporation, including the issuance of the Preferred Shares and the Conversion Shares, is within the Corporation's powers and has been duly authorized by all necessary corporate action on the part of the Corporation.

     (b) This Agreement constitutes a legal and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (ii) for limitations imposed by general principles of equity.

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3.3 AUTHORIZATION.

The execution, delivery and performance of this Agreement by the Corporation requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the Exchange Act, (ii) with respect to the Corporation's obligations under Section 6.4, compliance with any applicable requirements of the Securities Act, (iii) the filing of the Certificate of Determination and Notice of Transaction under Section 25102(f) of the California Corporations Code in accordance with the laws of California, and (iv) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

3.4 NON-CONTRAVENTION.

Assuming compliance with the matters referred to in Section 3.3, the execution, delivery and performance of this Agreement by the Corporation do not and will not conflict with (i) the articles of incorporation or bylaws of the Corporation or any of its Subsidiaries, (ii) any applicable law or regulation or (iii) and except as to matters which would be immaterial to the Corporation or as set forth in Schedule 3.4, (y) constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Corporation or to a loss of any benefit to which the Corporation is entitled under any provision of any agreement or other instrument binding upon the Corporation or (z) result in the creation or imposition of any Lien on any asset of the Corporation.

3.5 CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of the Corporation consists of 30,000,000 shares of common stock (COMMON STOCK), par value $.001 per share; and 5,000,000 shares of preferred stock, par value $.001 per share (PREFERRED STOCK), of which 1,360,000 shares are designated as "Series A 2% Convertible Preferred Stock". As of October 31, 2002, there were issued and outstanding the following shares of such stock: 5,556,889 shares of Common Stock, no shares Preferred Stock. The Certificate of Determination has been duly filed with the California Secretary of State and remains unchanged and in effect.

     (b) All outstanding shares of Common Stock are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Corporation. Except as contemplated by this Agreement or set forth in Schedule 3.5 hereto, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Corporation requiring, and there are no outstanding debt or equity securities of the Corporation which upon the conversion, exchange or exercise thereof would require, the issuance, sale or transfer by the Corporation of any new or additional equity interests in the Corporation (or any other securities of the Corporation or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Corporation). There are no voting trusts or other agreements or understandings to which the Corporation or any of its Subsidiaries is a party with respect to the voting of capital stock of the Corporation. There are no outstanding obligations pursuant to which the Corporation is or may become obligated to purchase or redeem any shares of capital stock.

3.6 AUTHORIZATION OF PREFERRED SHARES AND CONVERSION SHARES.

The issuance, sale and delivery of the Preferred Shares has been duly authorized by all requisite corporate and stockholder action of the Corporation, and the Preferred Shares issued to Buyer, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Corporation. The Conversion Shares have

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been duly and validly reserved for issuance, and when issued upon conversion of the Preferred Shares, will be validly issued, fully paid, and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the shareholders of the Corporation. The issuance of the Preferred Shares and the Conversion Shares to Buyer is and will be in full compliance with all applicable federal, foreign, and state securities laws., provided that by making the representations contained in this section 3.6, the Corporation is not making any representation concerning the ability of the Buyer to subscribe for the Preferred Shares and the Conversion Shares pursuant to this Agreement.

3.7 FINDERS' FEES.

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Corporation who might be entitled to any fee or commission in connection with the sale of the Preferred Shares pursuant to this Agreement.

3.8 FINANCIAL STATEMENTS.

     (a) The October Financial Statements have been prepared in good faith with due care and diligence and fairly represent its financial condition and results of operations as at the date to which they were drawn up, subject to:

          (i)  normal year end adjustments and completion of the footnotes; and

          (ii) adjustments required by the Corporation's auditors to be made as follows:

               (A) increase in inventory reserves as a result of obsolescence or slow movement of inventory;

               (B) increase in the reserves for returns of goods, inventory and merchandise;

               (C)  and increase in the bad debt reserve,

          all such adjustments to be notified to the Buyer promptly upon agreement thereof by the Corporation and its auditors.

     (b) The December Financial Statements have been prepared in good faith with due care and diligence and fairly represent its financial condition and results of operations as at the date to which they were drawn up, subject to:

          (i)  normal year end adjustments; and

          (ii) adjustments directly resulting from any adjustments made to the October Financial Statements in accordance with paragraph (a)(ii) above.

          The December Financial Statements contain no footnotes.

     (c) Its audited consolidated financial statements most recently delivered to the Buyer:

          (i) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

          (ii) fairly represent its consolidated financial condition and results of operations as at the date to which they were drawn up,

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          except, in each case, as disclosed to the contrary in those financial statements.

3.9 NO MATERIAL ADVERSE CHANGE.

     There has been no material adverse change in the consolidated financial condition and results of operations of the Corporation since December 31, 2002 other than:

     (a)  as set out in Schedule 3.9 (Material Adverse Change); or

     (b)  as otherwise known to the Buyer.

3.10 LITIGATION.

     No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect other than:

     (a)  as set out in Schedule 3.10 (Litigation); or

     (b)  threatened claims for an amount not exceeding US$100,000 in aggregate.

3.11 OFFERING OF PREFERRED SHARES.

Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Corporation under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the Preferred Shares) that might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

3.12 SUBSIDIARIES AND OTHER INTERESTS.

Except as set forth in Schedule 3.12, the Corporation does not have any Subsidiaries and does not, directly or indirectly, own any capital stock or have any equity interests of or in any other entity. 3.13 COMPLIANCE WITH LAW.

Except as disclosed in Schedule 3.13, the business of the Corporation has been and is presently being conducted in compliance with applicable US and foreign federal, state, and local governmental laws, rules, regulations and ordinances, except for any such noncompliance that would not have a Material Adverse Effect on the Corporation.

3.14 TAXES.

Except as disclosed in Schedule 3.14, the Corporation has timely filed or caused to be filed all Tax Returns that are required to be filed by or with respect to it, its operations and assets, and as of the time of filing, all such Tax Returns were complete and correct. Except as disclosed in Schedule 3.14, the Corporation has paid or caused to be paid all Taxes as shown on said returns and on all assessments received by them to the extent that such Taxes have become due. The federal income Tax Returns of the Corporation have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and all tax liabilities including additional assessments have been satisfied for all fiscal years prior to and including the fiscal year ended 31 October, 2001. The Corporation has paid or caused to be paid, or have established reserves which, in the reasonable judgment of the Corporation, are adequate in all material respects, for all Tax liabilities applicable to the Corporation for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes). The term TAXES shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem,

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transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property or other taxes, fees, custom duties, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority (domestic or foreign). The term TAX RETURN shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

3.15 TRADEMARKS, ETC.

Schedule 3.15 sets forth a true and complete list of all patents, trademarks, trade names, service marks and copyrights and applications therefor (collectively, INTELLECTUAL PROPERTY) owned by or licensed to the Corporation which constitutes all the Intellectual Property necessary for use in the United States and in such other jurisdictions as is necessary for the conduct of the business of the Corporation as presently conducted. Except as disclosed on
Schedule 3.15, the Corporation owns or has the perpetual right to use, without payment to or interference from any other party, all Intellectual Property listed on Schedule 3.15 and has not authorized any person in any jurisdiction to use any such Intellectual Property. All Intellectual Property listed on Schedule
3.15 which may be so registered or filed has been duly registered and filed in or issued by the appropriate governmental agency in the jurisdictions indicated, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect. Except as set forth in Schedule 3.15, the Corporation has no notice or knowledge of any objection or claim being asserted by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property listed on Schedule
3.15 or challenging or questioning the validity or effectiveness of any such license.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Corporation as of the date hereof (and, if different, as of the Closing Date) that:

4.1 CORPORATE EXISTENCE AND POWER.

Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

4.2 CORPORATE AUTHORIZATION.

The execution, delivery and performance of this Agreement by Buyer are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and
(b) for limitations imposed by general principles of equity. 4.3 AUTHORIZATION.

The execution, delivery and performance of this Agreement by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the Exchange Act, and (ii) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

4.4 NON-CONTRAVENTION.

Assuming compliance with the matters referred to in Section 4.3, the execution, delivery and performance of this Agreement by Buyer does not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (iii) constitute a default under any agreement or other instrument binding upon Buyer except as to matters which would not be material to Buyer.

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4.5 PURCHASE FOR INVESTMENT.

     (a) Buyer is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer is purchasing the Preferred Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof or of any Conversion Shares in violation of the Securities Act.

     (b) Buyer understands that (i) the offering and sale of the Preferred Shares and the Conversion Shares by the Corporation is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and (ii) there is no existing public or other market for the Preferred Shares.

     (c) The Buyer confirms that it (i) has been furnished with or has had access to all of the information that it considers necessary to make an informed investment decision with respect to the Preferred Shares and Conversion Shares, (ii) has had the opportunity to discuss with management of the Corporation the intended business and financial affairs of the Corporation (iii) (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and the Conversion Shares, (iv) is capable of bearing the economic risks of such investment; and (v) it has not relied upon any oral representations of the Corporation in connection with its decision to invest in the Preferred Shares and the Conversion Shares.

     (d) Buyer has not received any advertising or general solicitation in connection with the issuance of the Preferred Shares.

     (e) Buyer understands that the Preferred Shares and the Conversion Shares will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such state securities laws or is exempt from such registration or qualification.

4.6 FINDER'S FEES

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5. COVENANTS OF THE CORPORATION

The Corporation agrees that:

5.1 CERTIFICATE OF DETERMINATION.

The Corporation has caused the Certificate of Determination set forth as Exhibit A hereto to be filed as required pursuant to the law of California.

5.2 RESERVATION OF SHARES.

For so long as any of the Preferred Shares is outstanding, the Corporation shall keep reserved for issuance a sufficient number of shares of Common Stock to satisfy its conversion obligations under the Certificate of Determination.

5.3 OTHER TRANSFERS OF RESTRICTED SECURITIES.

The Corporation shall take all actions reasonably necessary to enable holders of the Common Stock to sell such stock without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

5.4 PRO-RATA PARTICIPATION.

     (a) If the Corporation shall issue (such issuance, including any Common Equity issued to Buyer pursuant to this Section 5.4, an ISSUANCE) any Common Equity (other than an issuance of Common Equity (i) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future director or employee compensation plan approved by the Board of Directors, (ii) as consideration for the acquisition of a business or of assets, (iii) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (iv) upon conversion, exercise or exchange of Convertible Securities, (v) that would cause an adjustment under paragraph 8(g)(iii) of the Certificate of Determination, (vi) pursuant to any shareholders' rights plan or (vii) as dividends on any class of preferred stock of the Corporation), Buyer shall have the right to purchase for cash up to an amount of such Common Equity (PRO-RATA SECURITIES) on the same terms and at the same price as the issue price of such Common Equity (such price to be agreed by the Corporation and Buyer if such Common Equity is to be issued for consideration other than cash, and if the parties cannot agree on such price, the price shall be determined as provided in paragraph (c) of this Section 5.4) so that, after the Issuance, Buyer would own the same proportional interest of Common Stock in the aggregate (assuming conversion, exercise or exchange of all Convertible Securities) as is owned by it prior to the Issuance (assuming conversion, exercise or exchange of all Convertible Securities). The Corporation shall deliver written notice (a PRO-RATA NOTICE) to Buyer with respect to any Issuance subject to the provisions of this Section 5.4 not less than 10 days before the anticipated date of such Issuance. Buyer's right to purchase Pro-Rata Securities with respect to any Issuance of Common Equity shall terminate 10 business days after delivery of the Pro-Rata Notice. If Buyer timely elects to exercise its right to purchase Pro-Rata Securities, such election will constitute a binding offer to purchase and may not be revoked by Buyer; provided, however, that Buyer's obligation to acquire the Pro-Rata Securities will be subject to terms and conditions at least as favorable as those applicable to the Issuance giving rise to Buyer's rights under this Section 5.4 and to receipt of any necessary governmental approvals (and the parties agree to expeditiously seek and cooperate with respect to obtaining such approvals). Notwithstanding anything in this Section 5.4 to the contrary, (x) if Buyer exercises its right to purchase any Pro-Rata Securities pursuant to an Pro-Rata Notice, but the Corporation does not consummate the issuance of Common Equity referred to in such notice (or reduces the size of such issuance), Buyer will not have the right to purchase such Pro-Rata Securities (or, in the event of a reduction in the size of the Issuance, have its right to purchase reduced pro rata), (y) if Buyer exercises its right to purchase any Pro-Rata Securities, the Corporation and Buyer agree that the Issuance giving Buyer such right shall not cause an adjustment under paragraph 8(g)(ii) of the Certificate of Determination, and (z) if the Corporation issues securities (RIGHTS) the issuance of which, except for this paragraph, would cause an adjustment under paragraph 8(g)(iii) of the Certificate of Determination, then (A) Buyer shall, in addition to any Rights it receives in respect of any Common Stock it owns, be entitled to receive Rights in respect of all Preferred Stock (as if such Preferred Stock had been converted into Common Stock immediately prior to the record date for the Issuance of such Rights) owned by Buyer, and (B) the Corporation and Buyer agree that the issuance of Rights shall not cause an adjustment under Section 8(g)(iii) or 8(g)(iv) of the Certificate of Determination. Buyer agrees that it will not, directly or indirectly, sell, pledge, encumber or otherwise transfer or agree to sell, pledge, encumber or otherwise transfer, any Rights it receives pursuant to this Section
          5.4 in respect of Preferred Shares. The agreements between the Corporation and Buyer in this paragraph 5.4(a) not to make adjustments under paragraph 8(g) of the Certificate of Determination under the circumstances set forth in this paragraph 5.4(a) shall constitute agreements as referred to in, and for the purposes of, paragraph 8(g)(vii) of the Certificate of Determination.

     (b) The rights and agreements in paragraph (a) of this Section 5.4 shall terminate in their entirety if all shares of Series A Preferred Stock have been either redeemed by the Corporation or converted into Common Stock.

     (c) If Buyer and the Corporation fail to agree on the price at which Buyer may purchase securities under paragraph (a) of this Section 5.4 within 30 days following receipt by the Buyer of a Pro-Rata Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm or other third party arbitrator selected jointly by Buyer and the Corporation. The determination of such investment banking firm or other third party arbitrator shall be rendered within 30 days of such referral. The Corporation and Buyer shall share equally in payment of all fees and expenses of such investment banking firm or other third party arbitrator. All determinations made pursuant to this paragraph (c) shall be final and binding on the Buyer and the Corporation.

5.5      CHANGE OF CONTROL.

     (a) Subject to paragraphs 5.5(c) and (d) below, upon the occurrence of a Change of Control (the date of such occurrence being the CHANGE OF CONTROL DATE), the Corporation shall, to the extent funds are legally available therefor, make an offer (the CHANGE OF CONTROL OFFER) to Buyer to repurchase 100% of Buyer's shares of Series A Preferred Stock at a price per share in cash equal to (A) if the Change of Control Payment Date is prior to the First Call Date (as defined in the Certificate of Determination), 110% of the product of (i) one plus the number (or fraction) of shares of Series A Preferred Stock accrued and unpaid as dividends on such share to the Change of Control Payment Date, times (ii) the Conversion Ratio (as defined in the Certificate of Determination) in effect immediately prior to the Change of Control, times (iii) if the Change of Control is the result of a tender or exchange offer, merger or other form of business combination, the price paid per share of Common Stock in such tender or exchange offer, merger or other form of business combination (with the fair market value of any non-cash consideration being determined in good faith by the Board of Directors of the Corporation), or if the Change of Control is not the result of a tender or exchange offer, merger or other form of business combination, the 10-Day Market Price of the Common Stock on the Change of Control Date and (B) if the Change of Control Payment Date is on or after the First Call Date, the Redemption Price (as defined in the Certificate of Determination); provided, that Buyer shall not be entitled to tender any Series A Preferred Stock under this provision until such time as the Corporation has repurchased such debt securities as are required to be repurchased by the Corporation upon such event pursuant to the Corporation's credit and financing agreements. The Corporation shall promptly take all actions required to make such repurchases of debt securities.

     (b) The Corporation shall make the Change of Control Offer not later than 30 days following the Change of Control Date by giving notice to Buyer specifying a date, not less than 20 days nor more than 30 days after the date of such notice, on which the Corporation will purchase any shares of Series A Preferred Stock subject to such offer (the CHANGE OF CONTROL PAYMENT DATE). Not less than 2 Business Days prior to the Change of Control Payment Date, Buyer shall notify the Corporation (an ELECTION NOTICE) as to the number of shares of Series A Preferred Stock in respect of which Buyer is accepting the Change of Control

          Offer. If Buyer does not deliver the Election Notice by such date, its rights under this Section 5.5 will terminate. If Buyer does deliver an Election Notice by such date, then (i) such Election Notice will be a binding commitment of Buyer to sell to the Corporation on the Change of Control Payment Date the number of shares of Preferred Stock specified in such Election Notice, subject to Section 5.5(a) and (ii) on the Change of Control Payment Date, (A) the Corporation will deliver to Buyer an amount of cash equal to the purchase price for the Series A Preferred Stock to be purchased and (B) Buyer will deliver to the Corporation free and clear of any Liens one or more certificates representing the Series A Preferred Stock to be sold duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (c) Notwithstanding the foregoing, the Corporation shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the price and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Corporation and purchases all shares of Series A Preferred Stock validly tendered under such Change of Control Offer.

     (d) The Corporation's obligations under this Section 5.5 are subject to compliance with the California Corporations Code. If the Corporation is limited by the California Corporations Code from fully complying with its obligations hereunder, the Corporation agrees that: (i) it will comply with its obligations hereunder to the extent it is able to do so and (ii) it will use its best efforts to remove any such legal impediment. If, at any time, the Corporation is obligated to make a Change of Control Offer hereunder but is not able to fully perform its obligations hereunder because of a legal impediment, Buyer may elect to have the Corporation defer such Change of Control Offer until the Corporation is legally able to fully perform its obligations hereunder. The Series A Preferred Stock will continue to accrue dividends until repurchased, redeemed or converted.

6. COVENANTS OF BUYER AND THE CORPORATION

6.1 REQUIRED REGULATORY APPROVALS; REASONABLE BEST EFFORTS; FURTHER ASSURANCES.

Subject to the terms of this Agreement, Buyer and the Corporation will, and will cause their Affiliates to, use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Corporation and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

6.2 CERTAIN FILINGS.

     (a) The Corporation and Buyer will, and will cause their Affiliates to, cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement or the conversion by Buyer of Series A Preferred Stock and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Each of the Corporation and Buyer shall (A) give the other party prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation by or before any governmental body with respect to the transactions contemplated by this Agreement, and (B) keep the other party informed as to the status of any such action, suit, litigation, arbitration, preceding or investigation.

     (b) The Corporation and Buyer will, and will cause their Affiliates to, take such actions, make such payments or commitments, and agree to such amendments to any of their respective franchises, licenses, contracts or other agreements or authorizations, as shall be required in order to obtain a consent, approval or waiver from any other Person in connection with the transactions contemplated hereby and by the Certificate of Determination (including conversion of the Series A Preferred Stock).

6.3 PUBLIC ANNOUNCEMENTS.

Except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, the parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation.

6.4 REGISTRATION RIGHTS AGREEMENT.

The terms set forth in Exhibit B hereto are hereby incorporated by reference. The registration rights set forth in Exhibit B may be assigned by a Holder (as defined therein) to a transferee or assignee of the Preferred Shares or the Registrable Securities, provided that such transferee or assignee agrees to be bound to the terms of Exhibit B. The Corporation shall not, without the prior written consent of the Holder owning a majority-in-interest of the Preferred Shares or Registrable Securities, enter into an agreement which grants a Person registration rights superior to those granted in Exhibit B.

6.5 SEC REPORTS

The Corporation hereby agrees that (a) the Corporation shall, within 90 days after the Closing Date, have filed all required SEC Reports through such date and delivered or made available to Buyer copies thereof, and as of the filing date of such SEC Reports (b) the SEC Reports shall comply in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be and (c) none of the SEC Reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they will be made, not misleading.

7. SURVIVAL; INDEMNIFICATION

7.1 SURVIVAL OF REPRESENTATION AND WARRANTIES.

All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 24 months after the date of this Agreement, except that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 4.1, 4.2, and 4.3 shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time.

7.2 INDEMNIFICATION.

     (a) The Corporation hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (DAMAGES) incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Corporation pursuant to this Agreement; provided that the Corporation's maximum liability under this Section 7.2(a) shall not exceed US$800,000.

     (b) Buyer hereby indemnifies the Corporation against and agrees to hold the Corporation harmless from any and all Damages incurred or suffered by the Corporation arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

7.3 PROCEDURES.

The party seeking indemnification under Section 7.2 (the INDEMNIFIED PARTY) agrees to give prompt notice to the party against whom indemnity is sought (the INDEMNIFYING PARTY) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 7.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

8. MISCELLANEOUS

8.1 NOTICES.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) two Business Days later, if sent by international overnight courier, return receipt requested (ii) when sent if sent by fax, provided that the receipt of the fax is promptly confirmed by telephone confirmation thereof, and (iii) when served, if delivered personally to the intended recipient, and in each case, addressed, if to Buyer, to:

                BlueBird Finance Limited
                P.O. Box 957
                Road Town
                Tortola
                British Virgin Islands
                Attention: The Directors


                if to the Corporation, to:

                Signature Eyewear, Inc.
                498 North Oak Street
                Inglewood, CA  90302
                Attention: Michael Prince
                Chief Financial Officer
                Fax: (310) 330-2770


                with a copy (not constituting notice) to:

                Jeffer, Mangels, Butler & Marmaro LLP
                1900 Avenue of the Stars
                7th Floor
                Los Angeles, CA  90067
                Attention: Joseph A. Eisenberg, PC
                Fax: (310) 785-5357

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

8.2 AMENDMENTS AND WAIVERS.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

8.3 EXPENSES.

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

8.4 ASSIGNMENT.

The rights and obligations of the parties hereunder cannot be assigned or delegated without the prior written consent of the other party, except that (i) Buyer may assign all of its rights and obligations under this Agreement to an Affiliate (provided that (A) any such Affiliate continues to be a Affiliate of Buyer and (B) Buyer shall be responsible for any breach by such Affiliate) and
(ii) Buyer may assign its rights and obligations under Section 6.4 and Exhibit B of this Agreement to the assignee of Series A Preferred Stock, provided such assignee agrees to be bound to the terms of such provisions and Exhibit.

8.5 GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the law of the State of California (excluding conflicts of law principles).

8.6 JURISDICTION.

Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in a state or federal court of competent jurisdiction sitting in Los Angeles County, California and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party.

8.7 COUNTERPARTS; THIRD PARTY BENEFICIARIES.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision if this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

8.8 ENTIRE AGREEMENT.

This Agreement (including the Exhibits hereto) and the Certificate of Determination constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

8.9 HEADINGS.

The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

8.10 SEVERABILITY.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is held by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.11 SPECIFIC PERFORMANCE.

The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

8.12 NO RECOURSE.

Notwithstanding any of the terms or provisions of this Agreement, (a) the Corporation agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Buyer or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby and (b) the Buyer agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.

8.13 CALIFORNIA COMMISSIONER OF CORPORATIONS

THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             SIGNATURE EYEWEAR, INC.


                                             BY: ______________________________
                                             NAME: MICHAEL PRINCE
                                             TITLE: CHIEF FINANCIAL OFFICER


                                             BLUEBIRD FINANCE LIMITED


                                             BY: ______________________________
                                             NAME:
                                             TITLE:

                                    EXHIBIT A

                          CERTIFICATE OF DETERMINATION

                                       OF

                     SERIES A 2% CONVERTIBLE PREFERRED STOCK

                                       OF

                             SIGNATURE EYEWEAR, INC.



The undersigned hereby certify that:

1. They are the President and Secretary, respectively, of Signature Eyewear, Inc., a California corporation (CORPORATION).

2. The authorized number of shares of this Corporation's Preferred Stock is 5,000,000, and the number of shares of the Series A Preferred Stock (which is the series created by this Certificate of Determination) is 1,360,000. None of the shares of the Series A Preferred Stock has been issued.

3. Pursuant to authority granted by Article IV of this Corporation's Restated Articles of Incorporation, the following resolutions have been duly adopted and approved by this Corporation's Board of Directors:

     "WHEREAS, the Restated Articles of Incorporation of this Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix a number of shares constituting any such series, and to determine the designation of that series, or any of them; and

     WHEREAS, the Board of Directors of this Corporation has determined it to be in the best interests of this Corporation and its shareholders to issue a Series A Preferred Stock and to fix the rights, preferences, privileges, and restrictions relating to that Series A Preferred Stock and the number of shares constituting that series;

     NOW, THEREFORE, BE IT HEREBY RESOLVED, THAT pursuant to Article IV of the Articles of Incorporation which authorizes 5,000,000 shares of preferred stock, $0.001 par value (PREFERRED STOCK), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED FURTHER, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1. NUMBER AND DESIGNATION. 1,360,000 shares of the Preferred Stock of the Corporation shall be designated as Series A 2% Convertible Preferred Stock (the SERIES A PREFERRED STOCK) (including 160,000 shares of Series A Preferred Stock reserved exclusively for the payment of dividends pursuant to paragraph 4 and referred to therein as "Additional Shares"). After the initial issuance of 1,200,000 shares of Series A Preferred Stock, the Corporation may not issue additional shares of Series A Preferred Stock except as Additional Shares issued in lieu of payment of dividends on outstanding shares of Series A Preferred Stock or upon the transfer, exchange or replacement of existing shares of Preferred Stock.

2. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

10 DAY MARKET PRICE means the average of the daily Market Prices of the Common Stock for the 10 consecutive trading days ending the day prior to the date for which such value is to be computed

30 DAY MARKET PRICE means the average of the daily Market Prices of the Common Stock for the 30 consecutive trading days ending the day prior to the date for which such value is to be computed.

AFFILIATE means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

BOARD OF DIRECTORS means the Board of Directors of the Corporation.

BUSINESS DAY means any day except Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in Los Angeles, California generally are authorized or required by law or other governmental actions to close.

CAPITAL STOCK means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

CHANGE OF CONTROL means the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no Person or Group is the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

COMMON STOCK means the Corporation's common stock, par value $0.001 per share.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

FIRST CALL DATE means April 21, 2005.

GROUP means a group within the meaning of Section 13(d)(3) of the Exchange Act.

ISSUE DATE means the first date of issuance of shares of Series A Preferred
Stock.

HOLDER means a person who owns Series A Preferred Stock.

LIQUIDATION PREFERENCE is an amount equal to US$0.67 per share plus accrued but unpaid dividends per share of Series A Preferred Stock.

MARKET PRICE means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; provided that, in connection with (i) or (ii), the Corporation may from time to time specify in advance the time at which the trade price or bid and ask prices, respectively, shall be determined for purposes of a particular calculation . If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

OUTSTANDING, when used with reference to shares of stock, means issued shares, excluding shares held by the Corporation or a subsidiary.

PERSON means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

REDEMPTION PREMIUM means US$450,000.

VOTING STOCK means, with respect to any Person, the Capital Stock of any class or kind (other than the Series A Preferred Stock) ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

3. RANK.

(a) Any class or series of stock of the Corporation shall be deemed to rank:

     (i) prior to the Series A Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series A Preferred Stock (SENIOR SECURITIES);

     (ii) on a parity with the Series A Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock if the holders of the Series

     A Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities (PARITY SECURITIES); and

     (iii) junior to the Series A Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled by the terms thereof to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) (JUNIOR SECURITIES).

(b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

(c) The Series A Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

4.   DIVIDENDS.


(a) The holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at a rate per annum equal to two percent (2%) of the then effective Liquidation Preference per share, payable in (A) cash, (B) additional shares of Series A Preferred Stock (ADDITIONAL SHARES) or (C) any combination of the foregoing in accordance with the terms of this paragraph 4; provided, however, that dividends must be payable solely in cash unless, with respect to each Dividend Payment Date (as hereinafter defined) on which the Corporation elects to pay all or a portion of the applicable dividend in Additional Shares, the Corporation delivers to the holders a certified resolution of the Board of Directors of the Corporation finding that payment of the dividend solely in cash would materially adversely affect the financial condition of the Corporation; and provided, further, however that the Corporation may not issue Additional Shares in lieu of cash dividends unless sufficient shares of Series A Preferred Stock remain authorized and available for issuance. Such dividends shall be cumulative from the Issue Date regardless of when actually issued (except that dividends on Additional Shares shall accrue from the date such Additional Shares are issued), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not dividends are declared, and shall be payable on April 21 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a DIVIDEND PAYMENT DATE and each such annual period being a DIVIDEND PERIOD). Each such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term RECORD DATE means, with respect to the dividend payable on April 21 of each year, the date 45 days preceding April 21. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividends shall accumulate to the extent that they are not paid on the Dividend Payment Date for the Dividend Period to which they relate.

(b) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears; provided that if dividends are not paid in full on any Dividend Payment Date, the amount so payable, to the extent not paid, shall be added to the then effective Liquidation Preference on such Dividend Payment Date.

(c) So long as any shares of the Series A Preferred Stock are outstanding, no dividend, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, (except by conversion into or exchange for Junior Securities) unless in each case full cumulative dividends have been or contemporaneously are declared and paid or declared and consideration sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities or the redemption, purchase or other acquisition thereof. When dividends are not paid in full or consideration sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Securities.

(d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or to effectuate a stock split on, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a JUNIOR SECURITIES DISTRIBUTION) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and accrued and unpaid dividends on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

(e) The number of Additional Shares to be issued as dividends in lieu of cash will equal the quotient of (X) the cash amount of the dividend that otherwise would have been payable in cash and (Y) the then effective Liquidation Preference per share.

5. LIQUIDATION PREFERENCE.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock an amount in cash equal to the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on the Series A Preferred Stock and all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full.

(b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Securities shall not be entitled to share therein.

6. REDEMPTION.

(a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to the First Call Date. On and after the First Call Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option all the shares of Series A Preferred Stock, at any time in whole only at a redemption price per share equal to the Liquidation Preference (which for the avoidance of doubt shall be deemed to include all accrued and unpaid dividends thereon) plus the Redemption Premium thereon to the date fixed for redemption (the REDEMPTION PRICE).

(b) (i) Subject to paragraphs (iii) and (iv) below, upon the occurrence of a Change of Control (the date of such occurrence being the CHANGE OF CONTROL
     DATE), the Corporation shall, to the extent funds are legally available therefor, make an offer (the CHANGE OF CONTROL OFFER) to Holders to repurchase 100% of each Holder's share of Series A Preferred Stock at a price per share in cash equal to (A) if the Change of Control Payment Date is prior to the First Call Date, 110% of the product of (x) one plus the number (or fraction) of shares of Series A Preferred Stock accrued and unpaid as dividends on such share to the Change of Control Payment Date, times (y) the Conversion Ratio (as defined in paragraph 8) in effect immediately prior to the Change of Control, times (z) if the Change of Control is the result of a tender or exchange offer, merger or other form of business combination, the price paid per share of Common Stock in such tender or exchange offer, merger or other form of business combination (with the fair market value of any non-cash consideration being determined in good faith by the Board of Directors of the Corporation), or if the Change of Control is not the result of a tender or exchange offer, merger or other form of business combination, the 10-Day Market Price of the Common Stock on the Change of Control Date and (B) if the Change of Control Payment Date is on or after the First Call Date, the Redemption Price; provided, that a Holder shall not be entitled to tender any Series A Preferred Stock under this provision until such time as the Corporation has repurchased such debt securities as are required to be repurchased by the Corporation upon such event pursuant to the Corporation's credit and financing agreements. The Corporation shall promptly take all actions required to make such repurchases of debt securities.

     (ii) The Corporation shall make the Change of Control Offer not later than 30 days following the Change of Control Date by giving notice to each Holder specifying a date, not less than 20 days nor more than 30 days after the date of such notice, on which the Corporation will purchase any shares of Series A Preferred Stock subject to such offer (the CHANGE OF CONTROL PAYMENT DATE). Not less than 2 Business Days prior to the Change of Control Payment Date, each Holder shall notify the Corporation (an ELECTION NOTICE) as to the number of shares of Series A Preferred Stock in respect of which it is accepting the Change of Control Offer. If a Holder does not deliver the Election Notice by such date, its rights under this paragraph 6(b) will terminate. If a Holder does deliver an Election Notice by such date, then
     (A) such Election Notice will be a binding commitment of such Holder to sell to the Corporation on the Change of Control Payment Date the number of shares of Preferred Stock specified in such Election Notice, subject to paragraph 6(b)(i) and (B) on the Change of Control Payment Date, (x) the Corporation will deliver to such Holder an amount of cash equal to the purchase price for the Series A Preferred

     Stock to be purchased and (y) such Holder will deliver to the Corporation free and clear of any Liens one or more certificates representing the Series A Preferred Stock to be sold duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (iii) Notwithstanding the foregoing, the Corporation shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the price and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Corporation and purchases all shares of Series A Preferred Stock validly tendered under such Change of Control Offer.

     (iv) The Corporation's obligations under this paragraph 6(b) are subject to compliance with the California Corporations Code. If the Corporation is limited by the California Corporations Code from fully complying with its obligations hereunder, the Corporation agrees that: (A) it will comply with its obligations hereunder to the extent it is able to do so and (B) it will use its best efforts to remove any such legal impediment. If, at any time, the Corporation is obligated to make a Change of Control Offer hereunder but is not able to fully perform its obligations hereunder because of a legal impediment, each Holder may elect to have the Corporation defer such Change of Control Offer until the Corporation is legally able to fully perform its obligations hereunder. The Series A Preferred Stock will continue to accrue dividends until repurchased, redeemed or converted.

(c) If the Shares of Series A Preferred Stock are purchased or redeemed, then they shall (upon compliance with any applicable provisions of the laws of the State of California) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

7. PROCEDURE FOR REDEMPTION.

(a) In the event the Corporation shall elect to redeem shares of Series A Preferred Stock, notice of such redemption (the REDEMPTION NOTICE) shall be given by international overnight courier or first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date (the REDEMPTION DATE), to each Holder of record of the shares to be redeemed at such Holder's address as the same appears on the stock register of the Corporation. Each Redemption Notice shall state: (i) the Redemption Date (which shall be a date on or after the First Call
     Date); (ii) the number of shares of Series A Preferred Stock to be redeemed, which shall be all the shares held by such holder; (iii) the Redemption Price; (iv) that on the Redemption Date, the Redemption Price, will become due and payable upon each such share of Series A Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date; (v) (if the Redemption Date is stated to be at any time after 30 days following the First Call Date) the Conversion Ratio, the date on which the right to convert shares of Series A Preferred Stock to be redeemed will terminate and the place or places where such shares of Series A Preferred Stock may be surrendered for conversion; and (vi) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(b) Prior to such Redemption Date, the Corporation, in its capacity acting as its own paying agent, shall segregate and hold in trust an amount of consideration sufficient to pay the Redemption Price of all the shares of Series A Preferred Stock that are to be redeemed on the Redemption Date. If the Redemption Date is stated to be at any time after 30 days following the First Call Date and any share of Series A Preferred Stock called for redemption is converted, any consideration so segregated and held in trust for the redemption of such share of Series A Preferred Stock shall be discharged from such trust.

(c) Redemption Notice having been mailed as aforesaid, from and after the Redemption Date, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the Redemption Price aforesaid.

8. CONVERSION.

(a)(i) Subject to the provisions of this paragraph 8, (A) a holder of shares of Series A Preferred Stock shall have the right, on or after the date which is 30 days after the First Call Date (or, in the event that a Change of Control has occurred, at any time), at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock held by such holder, in whole or in part, into fully paid and non-assessable shares of Common Stock.

(ii) The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock (including the Additional Shares), subject to adjustment as hereinafter provided, shall be 1.0 (the CONVERSION RATIO). In the event that at the time of conversion of a share of Series A Preferred Stock there are accrued and unpaid dividends on such share with respect to which Additional Shares have not been issued (including, with respect to any interim period since the last Dividend Payment Date, the product of the full dividend payable for the current Dividend Period ending on the next Dividend Payment Date, multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last Dividend Payment Date and the denominator of which is 360), then, upon such conversion, the holder thereof shall be entitled to receive such number of shares of Common Stock (in addition to the shares of Common Stock otherwise issuable upon the conversion of any such shares of Series A Preferred Stock and Additional Shares converted therewith) as would have been issued in accordance with the preceding sentence if Additional Shares had been issued in respect of such accrued and unpaid dividends and had been converted simultaneously therewith.

(b)(i) In connection with any Conversion pursuant to this paragraph 8, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the Corporation with a written notice (a CONVERSION NOTICE) of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

(ii) As promptly as practicable after the surrender by a holder of certificates for shares of Series A Preferred Stock under paragraph 8(b)(i), the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (w) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (x) any cash adjustment required pursuant to paragraph 8(f) and (y) in the event of a conversion in part, a certificate or certificates for the whole number of Series A Preferred Stock not being so converted.

(iii) Each conversion shall be deemed to have been effected (the EFFECTIVE TIME) immediately prior to the close of business on the date of delivery of the Conversion Notice. At the Effective Time, the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock in the aggregate equal to the product of the number of shares of Series A Preferred Stock surrendered and the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. At the Effective Time, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series A Preferred Stock not converted.

(c)(i) Upon delivery to the Corporation of a Conversion Notice by a holder of shares of Series A Preferred Stock, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed pursuant to paragraph 7.

(ii) Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

(d)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock.

(ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

(e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(f) In connection with the conversion by a holder of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be required to be issued to such holder, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest on the business day on which such shares of Series A Preferred Stock are deemed to have been converted.

(g)(i) In case the Corporation shall at any time after the date of issue of the Series A Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) or, (E) consolidate with, or merge with or into, any other Person, or engage in any reorganization, recapitalization, sale of all or substantially all of the Corporation's assets to any entity or any other transaction which, in the case of any of the transactions referred in this subclause (E), is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (any such transaction described in this subclause (E), an ORGANIC CHANGE), the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger, reclassification or Organic Change shall be proportionately adjusted, or other provision shall be made, so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock, or other securities of the Corporation (or shares of any security or cash or other property into which such shares of Common Stock have been combined, consolidated, merged, reclassified or changed, or which were otherwise receivable with respect to or in exchange for shares of Common Stock, pursuant to paragraph 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reclassification or Organic Change, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or in connection with which such reclassification or Organic Change was made, as the case may be (CONSTITUENT PERSON), or an affiliate of a Constituent Person and
     (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or Organic Change (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or Organic Change, is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger or Organic Change by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (NON-ELECTING share), then for the purpose of this paragraph 8(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or Organic Change by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

(ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (E) upon conversion of shares of any series of Preferred Stock or (F) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i), 8(g)(iii) or 8(g)(iv) hereof or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the 30 Day Market Price on the date of such issuance, or shall issue securities convertible into Common Stock (other than such securities paid as dividends on any class of Preferred Stock) having a conversion price per share less than the 30 Day Market Price at the date of issuance of such convertible security, the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion), and (2) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion) would purchase at the 30 Day Market Price in effect on the date of such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

(iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the 30 Day Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed. In the event that after fixing a record date such rights, options or warrants are not so issued, the Conversion Ratio shall be readjusted to the Conversion Ratio that would then be in effect if such record date had not been fixed. In the event that such rights, options or warrants expire in whole or in part unexercised or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Ratio shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be the Conversion Ratio that would then be in effect if such record date had not been fixed;
     (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Ratio shall be adjusted to reflect the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Ratio was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii).

(iv) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends or distributions for which an adjustment is made pursuant to paragraph 8(g)(i) or 8(g)(iii) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the 30 Day Market Price on such record date, and (B) the denominator of which shall be the 30 Day Market Price on such record date, less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

(v) No adjustment to the Conversion Ratio pursuant to paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this paragraph 8(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

(vi) In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(h) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series A Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

(i) In the event that any adjustment is made to the Conversion Ratio, a corresponding adjustment shall be made to the number of shares of Common Stock issuable upon conversion in respect of accrued and unpaid dividends, pursuant to the second sentence of paragraph 8(a)(ii).

9.   VOTING RIGHTS.

(a) The holders of Series A Preferred Stock shall not be entitled to vote with the holders of Common Stock except with respect to shares of the Series A Preferred Stock that have been converted into Common Stock.

(b) If and whenever two dividends payable on the Series A Preferred Stock have not been paid in full, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, voting as a single class, shall be entitled to elect the additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock then outstanding shall have been paid and dividends thereon for the current dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearage in two dividends), and the term of office of any person elected as director by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after voting power to elect a director shall have become vested and be continuing in the holders of Series A Preferred Stock pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the holders of Series A Preferred Stock, a proper officer of the Corporation may, and upon the written request of the holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing the director which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of at least ten percent (10%) of the outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series A Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

(c) Without either (i) the written consent of holders of a majority of the outstanding shares of Series A Preferred Stock or (ii) the vote of holders of a majority of the outstanding shares of Series A Preferred Stock which vote is taken at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Articles of Incorporation or this Certificate of Determination (including by way of merger), so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock; provided that any such amendment that changes the dividend payable on or the Liquidation Preference of the Series A Preferred Stock shall require either
     (i) the written consent of holders of two-thirds of the outstanding shares of Series A Preferred Stock (ii) or the vote of holders of two-thirds of the outstanding shares of Series A Preferred Stock which vote is taken at a meeting of the holders of Series A Preferred Stock called for such purpose.

(d) Without either (i) the written consent of holders of a majority of the outstanding shares of Series A Preferred Stock or (ii) the vote of holders of a majority of the outstanding shares of Series A Preferred Stock which vote is taken at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any Senior Securities nor split or combine the Preferred Stock.

(e) The Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a plan of liquidation unless: either (1) the Corporation is the surviving or continuing Person and the Series A Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series A Preferred Stock or (2) (i) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction except as provided in paragraph 8(g)(i).

(f) In exercising the voting rights set forth in Clauses (b), (c) and (d) of this paragraph 9, each shares of Series A Preferred Stock shall have one vote per share.

(g) The consent or votes required above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's articles of incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation or as otherwise required by applicable law or the Corporation's Articles of Incorporation or bylaws.

10.  REPORTS.

     So long as any of the Series A Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series A Preferred Stock with reports containing the same information as would be required in such reports at the same time such reports would be required to be filed if the Corporation were required to file reports with the Securities and Exchange Commission.

11.  GENERAL PROVISIONS.

     The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Determination are for convenience of reference only and shall not define, limit or affect any of the provisions hereof."

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

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: ______________, 2003
                                         _____________________________

                                         __________________, President


                                         _____________________________

                                         __________________, Secretary









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

                                    EXHIBIT B

                               REGISTRATION RIGHTS

This constitutes Exhibit B to the Stock Purchase Agreement (as it may be amended from time to time, the STOCK PURCHASE AGREEMENT) dated as of April 21, 2003 between Signature Eyewear, Inc., a California corporation (the CORPORATION), and Bluebird Finance Limited, a British Virgin Islands corporation (BUYER).

ARTICLE 1

DEFINITIONS

Definitions. Terms defined in the Stock Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

COMMISSION means the Securities and Exchange Commission.

CONVERSION SHARES means shares of Common Stock issued upon conversion of the Series A Preferred Stock.

HOLDER means a person who owns Registrable Securities and is either Buyer or a transferee of the Buyer who has agreed in writing to be bound by the terms of Sections 2.3 and 6.4 of the Stock Purchase Agreement and this Exhibit B.

PIGGYBACK REGISTRATION means a piggyback registration as defined in Section 2.02 of this Exhibit B.

REGISTRABLE SECURITIES means (i) shares of Common Stock constituting Conversion Shares, (ii) shares of Common Stock acquired under Section 5.4 of the Stock Purchase Agreement, and (iii) any additional shares of Common Stock issued in respect of the shares referred to in (i) and (ii) in connection with a stock split, stock dividend or similar event with respect to the Common Stock. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, (iii) have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) have ceased to be outstanding.

RULE 144 means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

SELLING HOLDER means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

UNDERWRITER means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Exhibit B, and references to the parties shall mean the parties to the Stock Purchase Agreement.

ARTICLE 2

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration. (a) Buyer, on its own behalf and on behalf of the other Holders, may make up to two written requests for registration under the Securities Act of all or any part of the Registrable Securities held by the

Holders (each, a DEMAND REGISTRATION). Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Exhibit B or the inability of the requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Corporation is in compliance in all material respects with its obligations under this Exhibit B), then such Demand Registration shall be deemed to have been effected (provided that if the Demand Registration does not become effective because of a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Corporation and its subsidiaries taken as a whole that occurs subsequent to the date of the written request made by the requesting Holders, then the Demand Registration shall not be deemed to have been effected).

(b) In the event that the requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration; provided that the right to reacquire a Demand Registration may be exercised a maximum of two times.

(c) If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority in interest of the Selling Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering, subject to the Corporation's approval, which approval shall not be unreasonably withheld.

(d) The Selling Holders will inform the Corporation of the time and manner of any disposition of Registrable Securities, and agree to reasonably cooperate with the Corporation in effecting the disposition of the Registrable Securities in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

(e) The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Corporation has received a request for such Demand Registration) of such intention to the Selling Holders indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and the Corporation shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Corporation's preemption of a requested Demand Registration, such requested registration will not count as a Demand Registration; provided that a Demand Registration will not be deemed preempted if the Holders are permitted to sell all requested securities in connection with the ensuing primary offering by exercising their piggyback registration rights as set forth in Section 2.02 hereof. The Corporation may exercise the right to preempt only twice in any 360-day period; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

(f) Subject to Section 2.03 hereof, the Corporation will be entitled to include in a Demand Registration shares of Common Stock for its own account or for the account of other Persons.

(g) Notwithstanding anything to the contrary contained herein, the Corporation shall be entitled to (i) postpone the filing of the Registration Statement required to be prepared and filed by it hereunder or (ii) withdraw the Registration Statement after its filing but before it has been declared effective, if, in either case, the Corporation in its good faith discretion determines that there has occurred or is occurring a material non-public event which such registration would interfere with or which cannot at such time be disclosed in the registration statement or if such registration statement would interfere in any material respect with any proposal or plan by the Corporation to engage in any financing or any material acquisition or disposition by the Corporation or any subsidiary thereof of the capital stock or substantially all of the assets of any other Person (other than in the ordinary course of business), any tender offer or any offering, merger, consolidation, corporate reorganization or restructuring (MATERIAL EVENT). In the event the filing of the Registration Statement is postponed or withdrawn in accordance with this section 2.01(g), the Corporation shall file or refile the Registration Statement within ten (10) Business Days after the Corporation, in its good faith discretion, determines that the Material Event has been completed or terminated.

(h) The Corporation shall disclose to the Selling Holders the nature of any Material Event for which it has delayed or withdrawn the Registration Statement or suspended the use of the Prospectus, provided the Selling Holders agree in writing to keep any information so disclosed confidential and not complete any trades of Common Stock until the Corporation informs the Selling Holders the information is considered public information or is no longer material, such notification to the Selling Holders to be given promptly after the information is considered public or is no longer material.

SECTION 2.02. Piggyback Registration. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Corporation shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Corporation as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (A PIGGYBACK REGISTRATION). Each Holder will have five business days after receipt of any such notice to notify the Corporation as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Corporation, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Corporation, the Corporation will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Corporation shall determine in its sole discretion not to register or to delay the proposed offering, the Corporation may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Corporation and the Selling Holders, the Corporation shall be entitled to select the Underwriters in connection with any Piggyback Registration.

SECTION 2.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.01 or 2.02 hereof states in writing that the size of the offering that Holders, the Corporation and any other Persons intend to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Corporation, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a demand registration right) is reduced; provided further that in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Holders making the Demand Registration shall be reduced only after the amount of securities to be offered for the account of the Corporation and any other Persons has been reduced to zero. In the event of a reduction pursuant to this Section 2.03 of Registrable Securities to be offered for the account of Holders, such reduction shall be pro rata among such Holders based on the number of Registrable Securities each Holder had proposed to sell.

SECTION 2.04. Preservation of Rights. The Corporation will not grant any registration rights to third parties that contravene or are inconsistent with the rights granted hereunder.

ARTICLE 3

REGISTRATION PROCEDURES

SECTION 3.01. Filings; Information. In connection with a Demand Registration pursuant to Section 2.01 hereof, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

(a) The Corporation will expeditiously prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities; and provided that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation's fiscal year, and (ii) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, the Corporation may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

(b) The Corporation will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

(c) After the filing of the registration statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Corporation will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(e) The Corporation will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice from the Corporation of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file and then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

(f) The Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

(g) At the request of any Underwriter in connection with an underwritten offering, the Corporation will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

(h) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Corporation will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

SECTION 3.02. Selling Holder Information. The Corporation may require Selling Holders promptly to furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with any Demand Registration or Piggyback Registration.

SECTION 3.03. Registration Expenses. In connection with any Demand Registration, the Corporation shall pay the following expenses incurred in connection with such registration (the REGISTRATION EXPENSES): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc.,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Corporation and the reasonable fees and expenses of independent certified public accountants for the Corporation (including fees and expenses associated with the special audits or the delivery of comfort letters) and (vi) the reasonable fees and expenses of any additional experts retained by the Corporation in connection with such registration. In connection with any Piggyback Registration, the Corporation shall pay the Registration Expenses set forth in clauses (ii) through (vi) of the preceding sentence. The Selling Holders shall pay (A) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (B) fees and expenses of counsel for the Selling Holders and (C) any out-of-pocket expenses of the Selling Holders. In connection with any Piggyback Registration, the Selling Holders shall pay, in addition to items (A) through (C) of the preceding sentence, registration and filing fees with the Commission and National Association of Securities Dealers Inc., in proportion to the ratio that the number of shares of Registrable Securities being registered for the account of the Selling Holders bears to the aggregate number of shares of Common Stock being included in the applicable registration statement.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

SECTION 4.01. Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Corporation by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Selling Holders or Underwriter with copies of the same. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

SECTION 4.02. Indemnification by a Selling Holder. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each Person, if any, which controls the Corporation within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only (a) with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (b) as a result of the Selling Holder's failure to deliver any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this
Section 4.02.

SECTION 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or
Section 4.02 hereof, such Person (the INDEMNIFIED PARTY) shall promptly notify the Person against whom such indemnity may be sought (the INDEMNIFYING PARTY) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

SECTION 4.04. Contribution. If the indemnification provided for in this Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Corporation and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Exhibit B and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration.

SECTION 5.02. Rule 144. Subject to Section 6.5 of the Stock Purchase Agreement, the Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Buyer, the Corporation will deliver to Buyer a written statement as to whether it has complied with such reporting requirements.

SECTION 5.03. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Corporation (whether for the account of the Corporation or otherwise) not to offer, sell, contract to sell or otherwise
dispose of any                         39

Registrable Securities or other Common Stock or Class B Stock, or any securities convertible into or exchangeable or exercisable for any of the foregoing, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 180-day period (or such lesser period as the lead or managing Underwriter may agree) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

SECTION 5.04. Termination. The registration rights granted under this Exhibit B will terminate on the tenth anniversary of the Closing Date.

SECTION 5.05. Holder Determinations. In the event any determination is to be made by the Holders or the Selling Holders as a group, such determination shall be made by Holders or Selling Holders holding a majority in interest of the Registrable Securities or the Registrable Securities being sold, respectively.

                                    EXHIBIT C

               LEGAL OPINION OF SPECIAL COUNSEL TO THE CORPORATION



                                 APRIL ___, 2003



Bluebird Finance Limited
P.O. Box 957
Road Town, Tortola
British Virgin Islands

     Re:  Bluebird Finance Limited - Sale of Series A Preferred Stock

Ladies and Gentlemen:

              We have acted as special counsel to Signature Eyewear, Inc., a California corporation (the "Company"), in connection with the issuance and sale of up to 1,200,000 shares of the Company's Series A 2% Convertible Preferred Stock (the "Shares"), pursuant to the Stock Purchase Agreement (the "Purchase Agreement"), of even date, between the Company and Bluebird Finance Limited (the "Buyer"). We do not represent the Company in all of its legal matters, and the Company has retained other legal counsel to represent it in connection with certain other legal matters. We do not assume any responsibility for any transaction or matter where the Company has been represented by other counsel. Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.


     In connection with this opinion, we have examined and relied upon (i) the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by various parties, and (ii) originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents (collectively, the "Documents"):

     (1)  The Purchase Agreement;

     (2)  The Certificate of Determination (the "Certificate")

     (3) Articles of Incorporation of the Company, as amended, as certified by the office of the Secretary of State of the State of California as of March 26, 2003 (the "Articles");

     (4) Amended and Restated Bylaws of the Company, dated June 6, 1997 (the "Bylaws");

     (5) Certificate of Status Domestic Company for the Company issued by the California Secretary of State and dated March 26, 2003 (the "Domestic Status Certificate");

     (6) The Credit Facility Agreement between Buyer and the Company dated of even date with the Purchase Agreement, and related documents and agreements (collectively, the "Bluebird Loan Agreement") and

     (7) the Representation Letter from Bernard Weiss and Michael Prince (the "Representation Letter").

Except as set forth above, the documents listed in clauses (1) and (2) are each dated as of April ___, 2003 and are referred to herein collectively as the "Transaction Documents."

     We have rendered these opinions based solely upon our review of the Documents, and upon our examination of such statutes, decisions and matters of law as we deem necessary to express the opinions set forth below. In particular, our opinion that the Company is "in good standing under the laws of the State of California" set forth in opinion number 1, below, is based solely on the Domestic Status Certificate. We have made no examination of public records (including, without limitation, the plaintiff or defendant indices of state and federal courts), nor have we undertaken any independent investigation to determine the existence or nonexistence of facts contained or asserted in the Documents or the assumptions set forth herein and you acknowledge we have no duty to perform any such independent investigation.

     In addition, in rendering this opinion, we have not taken into consideration the effect, if any, that certain other transactions that will be occurring on or about the time of the Closing, may have upon the Company or the opinions set forth herein, including, without limitation, transactions between
(i) the Company and Home Loan Investment Company (referred to collectively with the Bluebird Loan Documents as the "Senior Loan Documents"), (ii) the Company, Moulin Optical Manufactory Limited, Allied Industrial Limited and Dartmouth Commerce of Manhattan, Inc. ("Dartmouth"), (iii) the Company and Dartmouth, and
(iv) the Weiss Family Trust and Dartmouth.

     In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the authenticity of all documents submitted to us as originals and the conformity to originals of documents submitted to us as certified or photostatic copies, (iii) the accuracy, completeness and authenticity of certificates of public officials,
(iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents, and (v) the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Transaction Documents), and (vi) that the parties to the Transaction Documents will act in good faith in connection with their obligations under the Transaction Documents.

     For purposes of this opinion, we have made the following additional assumptions:

     (a) Other than the Documents, there are no documents, understandings or agreements between or among the parties which would expand or otherwise modify the obligations of the respective parties to the Documents regarding the transactions contemplated thereby and which would have an effect on this opinion;

     (b) To the extent that the obligations of the Company may be dependent upon such matters, we have assumed for purposes of this opinion, that: (i) each party to the Transaction Documents other than the Company ("Other Party") is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and qualified to do business in other jurisdictions, to the extent necessary; (ii) each Other Party has the requisite organizational or other power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party; and (iii) the Transaction Documents to which each Other Party is a party have been duly authorized, executed and delivered by it, and each of such Transaction Document constitutes the legally valid and binding obligation of such Other Party, enforceable against such party in accordance with its terms.

     (c) The representations and warranties of the Company and the Buyer in the Transaction Documents are true and correct;

     (d) The choice of California law in the Purchase Agreement will be enforced; and

     (e) Value has been given by the Buyer.

     Whenever used in this opinion, the phrase "to the best of our actual knowledge" or words of similar import mean to the actual conscious knowledge of those attorneys in this Firm who have given substantive attention to the transaction contemplated by the Transaction Documents.

     We are licensed to practice law only in the State of California. The opinions set forth below apply only insofar as the substantive laws of the State of California (without application of the principle of conflicts of laws) and the United States' federal laws may be concerned, and we express no opinion with respect to the laws of any other state or jurisdiction. Specifically and without limiting the foregoing, we express no opinion as to any law of the British Virgin Islands. Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

     1. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of California, with the requisite corporate power and corporate authority to own its properties and assets, to conduct its business as presently conducted, to enter into and deliver the Transaction Documents and to perform its obligations under the Transaction Documents.

     2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

     3. Each of the Transaction Documents constitutes the legally valid and binding obligation of the Company, and except as otherwise provided in the Senior Loan Documents, enforceable against the Company in accordance with its terms.

     4. The Company's execution, delivery and performance of the Transaction Documents do not violate the Articles or Bylaws of the Company.

     5. To the best of our actual knowledge, the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated therein, do not and will not violate any law or regulation applicable to the Company.

     6. Except as set forth in the schedules to the Purchase Agreement, to the best of our actual knowledge, no consent of, authorization from or registration or filing with any governmental authority, agency or body is required in connection with the execution, delivery and performance by the Company of the Transaction Documents.

     7. The Preferred Shares issued in connection with the Stock Purchase Agreement and the Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Preferred Shares in accordance with the Stock Purchase Agreement and the countersigning of the certificate or certificates representing the Preferred Shares by a duly authorized officer of the Company, the Preferred Shares will be validly issued, fully paid and nonassessable.

     8. Assuming the Company has sufficient authorized and unissued shares of common stock available at such time, the Conversion Shares, when issued and delivered upon conversion of the Securities in accordance with the terms thereof as such terms exist on the date hereof and the countersigning of the certificate or certificates representing the Conversion Shares by a duly authorized officer of the Company, will be duly and validly issued, fully paid and nonassessable.

     9. Except for (i) any actions, suits or proceedings before any court, arbitrator or governmental agency which may result in damages against the Company in excess of $100,000 ("Legal Proceedings") which are described in the schedules to the Stock Purchase Agreement, and (ii) those Legal Proceeding that have been represented to us will settle within thirty (30) days of the Closing and are set forth on Exhibit E to the Representation Letter, we are not and have not represented the Company in connection with any currently pending Legal Proceedings.

     10. Assuming the accuracy of the representations made in Section 4.5 of the Purchase Agreement by the Buyer, the sale of the Securities to Buyer is exempt from the registration and qualification requirements of the Securities Act of 1933, as amended, and the securities laws of the State of California.

     We express no opinion with respect to:



          (i) The applicability of Sections 547 and 548 of the Bankruptcy Code, 11 U.S.C. Sections 547 and 548, Sections 500 et seq. of the California Corporations Code, or any other federal or state laws regarding fraudulent conveyances or preferences;

          (ii) Compliance by any party with any anti-fraud, disclosure or similar law, rule or regulations relating to securities or the issuance and sale thereof;

          (iii) Compliance by any party with (A) antitrust laws including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or (B) the Employee Retirement Income Security Act of 1974, as amended;

          (iv) Compliance by any party, or any of the Transaction Documents, with any federal, state or local land use, subdivision, zoning, planning, tax, labor or communications law, ordinance or regulation;

          (v) The fairness of any consideration given or received in connection with any of the Transaction Documents or any transaction contemplated thereby, including, without limitation, the fair value of consideration for issuance of the Preferred Shares and the Conversion Shares;

          (vi) The impact of local, state, federal or foreign tax laws on the transactions contemplated by any of the Transaction Documents, including, without limitation, the effect of any failure of the Company to pay any employment, withholding, sales or other taxes when due;

          (vii) Any provisions of the Transaction Documents which permit the enforcement of the remaining provisions of the Transaction Documents where some provision has been declared unenforceable, unless the unenforceable portion is not an essential part of the agreement therein contained;

          (viii) Any covenant not to compete, non-solicitation, confidentiality or similar provisions contained in any of the Transaction Documents; or

          (ix) Any Legal Proceeding in which we are not counsel of record.

     This opinion is subject to, and limited by, the following qualifications, exceptions and reservations:


     (a) The enforceability of the Transaction Documents may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (iii) judicial discretion and the valid exercise of sovereign power of the State of California and the constitutional powers of the United States of America;

     (b) Limitations imposed by equitable principles of California or federal law upon the specific enforceability of any of the remedies, covenants, or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies;

     (c) The unenforceability under certain circumstances, under any state or federal law or court decision, of (i) provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights created by law, (ii) provisions indemnifying a party against liability for its own negligent or wrongful acts, where such waivers or indemnifications are against public policy or prohibited by law, and (iii) provisions which impose late charges, default rates of interest or other similar penalty terms, or restrict or condition prepayment;

     (d) The effect of California court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, including the acceleration of indebtedness due under such instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing.

     (e) The effect of Section 1670.5 of the California Civil Code, which provides, in substance, that if a court as a matter of law finds a contract or any clause of a contract to have been "unconscionable" at the time it was made, the court may refuse to enforce the contract, or the court may enforce the remainder of the contract without the "unconscionable" clause or so as to avoid an "unconscionable" result. That Section also permits parties to present evidence as to the commercial setting, purpose and effect of any contract or clause thereof claimed to be "unconscionable," to aid the court in making its determination;

     (f) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

     (g) The unenforceability under certain circumstances of contractual provisions which allow the exercise of self-help or summary remedies without requiring notice or opportunity for hearing or correction; and

     (h) The effect of California law providing that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

     (i) We express no opinion as to the provisions of the Transaction Documents which (1) purport to waive, limit, or restrict various rights of the Company except to the extent permitted by law, (2) permit a party to act as the agent and attorney-in-fact of the Company after a default, (3) select the forum for the resolution of any disputes or consent to the jurisdiction of any jurisdiction (both as to personal jurisdiction and subject matter jurisdiction),
(4) attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings, (5) provide for the confession of judgment, (6) provide that time is of the essence, or (7) permit the enforcement of the remaining provisions of a Transaction Document where some provision has been declared unenforceable, unless the unenforceable portion is not an essential part of the agreement therein contained.

     This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are in effect as of the date hereof, and we disclaim any obligation to update this opinion for events occurring after the date hereof. We assume no responsibility to advise you or any other person or entity of changes which may hereafter be brought to our attention.

     This opinion is rendered only to the Buyer and is solely for its benefit in connection with the above transaction. Except as provided above, this opinion may not be quoted or used in whole or in part for any purpose, nor may copies be provided to any person, without our prior written consent


                                                Very truly yours,

                                  SCHEDULE 3.4

                                NON-CONTRAVENTION


(z)  Liens
     -----

1. Both the Buyer and Home Loan and Investment Company ("Home") will have Liens on the assets of the Corporation pursuant to their respective loan agreements.

2. The Security Interest granted by the Corporation to Wells Fargo Equipment Finance, Inc. and US Bancorp Oliver-Allen Technology Leasing with respect to certain equipment pursuant to a security agreement dated March 26, 2003 to secure the Corporation's obligations under the promissory note dated on or about March 26, 2003.

3. The Security Interest granted by the Corporation to Axwood Investments Limited with respect to certain inventory pursuant to a security agreement dated February 4, 2003 to secure the Corporation's obligations under the promissory note dated February 4, 2003.

4. The Security Interests granted by the Corporation to the lessors of certain office equipment (including, a telephone system, postage meter, photocopier, certain computer equipment and a warehouse storage racking system referred to as the "Carousel") utilized by the Corporation in its business.

                                  SCHEDULE 3.5

                                 CAPITALIZATION


1. As of March 31, 2003, the Corporation has the following options outstanding:

     (a) options to purchase 191,500 shares of Common Stock at $10,00 per share; and

     (b)  options to purchase 84,700 shares of Common Stock at $4.00 per share.

2. In addition, in connection with its loan transaction with Home, the Corporation has granted Home warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $0.67 per share.

                                  SCHEDULE 3.9

                             MATERIAL ADVERSE CHANGE


The Corporation has continued to suffer operating losses in the ordinary course of its business since December 31, 2002. In addition, given the Corporation's current financial condition and cash flow, the Corporation is in actual or technical default with many of the companies and entities with which the Corporation has, or currently does, transact its business.

                                  SCHEDULE 3.10

                                   LITIGATION


1. The Chapter 7 trustee in bankruptcy of an optical company which holds a disputed claim against the Corporation of approximately $58,000 contacted the Corporation with respect to such claim approximately nine months ago. When advised of the dispute, the trustee advised that it would enquire into the matter. The Corporation has had no further contact from either the trustee or any other party with respect to this disputed claim.

2. Walker v. Signature Eyewear - case pending in Washington State Court arising out of an employment dispute. The amount claimed does not exceed $25,000.

3. Gary Raymond v. Signature Eyewear - Mr. Raymond, a former employee of the Corporation, has made a written demand in the amount of approximately $138,000 to the Corporation for certain vacation pay and commissions he claims he is owed. The Corporation disputes the claims made by Mr. Raymond.

4. Amplicon Financial has threatened in writing to bring a claim against the Corporation in an amount of approximately $30,000.

5. The Corporation intends to use the proceeds from the transactions contemplated by the Finance Documents and the Senior Credit Agreement, in part, to settle certain outstanding claims against the Corporation and thereby curing certain outstanding defaults. The Corporation has previously delivered to the Lender a schedule of the pending or threatened claims that the Corporation intends to settle using the proceeds from these transactions. The Corporation intends to settle these matters within thirty days of the date of this Agreement or such later date as has been agreed with certain claimants.

6. As a result of the Corporation's current financial condition and cash flow, the Corporation is in actual or technical default with most of the companies and entities with which the Corporation has, or currently does, transact its business. Some of these parties have asserted, or may assert, claims against the Corporation and some of these claims will be in excess of $100,000 in the aggregate.

                                  SCHEDULE 3.12

                                  SUBSIDIARIES


In June 1999, the Corporation acquired all of the outstanding shares of a Canadian corporation in connection with its acquisition of California Design Studio. The Corporation liquidated that subsidiary by the end of 1999 and since 2000, the subsidiary has not had any assets, liabilities or operations.

                                  SCHEDULE 3.14

                              COMPLIANCE WITH LAWS


The Corporation is delinquent in its SEC filings for fiscal years 2002 and 2003.

                                  SCHEDULE 3.14

                                      TAXES


The Corporation received notice from the California Franchise Tax Board ("FTB") that the FTB intends to assess a deficiency for the 1998 and 1999 tax years. The proposed assessments from the FTB for 1998 and 1999 are $2,918.38 and $64,797.70, respectively. The Corporation intends to contest both of these proposed assessments.

The Corporation filed for an extension for its federal and state tax returns for the fiscal year ended October 31, 2002.

                                  SCHEDULE 3.15

                                   TRADEMARKS

LICENSES

The Corporation is party to the following License Agreements:

1. License Agreement dated June 24, 1997 between the Corporation and Eddie Bauer, Inc., as amended, for use of the "Eddie Bauer" mark and related logos.

2. License Agreement dated January 12, 1996 between the Corporation and Hart Schaffner & Marx, as amended, for use of the "Hart Schaffner & Marx" mark and related logos.

3. License Agreement dated May 28, 1991 between the Corporation (as successor in interest to USA Optical Distributors, Inc.) and Laura Ashley Limited, as amended, for use of the "Laura Ashley" mark and related logos.

4. License Agreement dated September 23, 1999 between the Corporation and bebe stores, inc., as amended, for use of the "bebe" mark and related logos.

5. License Agreement dated April 1, 1993 between the Corporation (as successor in interest to California Design Studio, Inc.) and Kobra International, Ltd., T/A Nicole Miller, as amended, for use of the "Nicole Miller" mark and related logos.

6. License Agreement dated February 4, 2003 between the Corporation and Axwood Investments Limited for the use of the "Dakota Smith" mark and related logos.

As a result of the Corporation's current financial condition, the Corporation is in contravention of certain of the financial covenants contained in the above license agreements and is accordingly in technical or actual default under such licenses. The Corporation has not received any written notices of default from any of the licensors under such license agreements.


TRADEMARKS

1.   Intuition

2.   Bravado

3.   Latitudes

4.   Lifescape

5.   Search

6.   Small Print

7.   Kensington & James Riding Club and Design


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